Exhibit 10.7

VIASAT, INC.

EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 4, 2019)

Viasat, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby adopts the Viasat, Inc. Employee Stock Purchase Plan (the “Plan”). The purposes of the Plan are as follows:

(1) To assist Employees of the Participating Companies in acquiring a stock ownership interest in the Company.

(2) To help Employees provide for their future security and to encourage them to remain in the employment of the Participating Companies.

This Plan includes two components: a Code Section 423 Component (the “Section 423 Component”) and a non-Code Section 423 Component (the “Non-Section 423 Component”). It is the intention of the Company to have the Section 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Section 423 Component, accordingly, shall be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Committee and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Participating Companies in locations outside of the U.S. Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Committee at or prior to the time of such Offering.

For purposes of this Plan, the Committee may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees of one or more Participating Companies will participate, even if the dates of the applicable Offering Period(s) in each such Offerings are identical, provided that the terms of participation are the same within each separate Offering as determined under Section 423 of the Code.

1. DEFINITIONS

Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing (which, for avoidance of doubt, shall include any Subsidiary).

(b) “Authorization” has the meaning assigned to that term in Section 3(b) hereof.

(c) “Board of Directors” or “Board” means the Board of Directors of the Company.

(d) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder.

(e) “Committee” means the committee appointed to administer the Plan pursuant to Section 12 hereof.

(f) “Company” means Viasat, Inc., a Delaware corporation.

(g) “Eligible Compensation” means, with respect to any Offering Period, an Eligible Employee’s base pay or, for Participants in non-U.S. jurisdictions, equivalent amounts as determined by the Committee. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Eligible Compensation on a prospective basis.

(h) “Eligible Employee” means:

(i) an Employee (A) who does not, immediately after the Option is granted, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, a Parent Corporation or a Subsidiary Corporation; and (B) who has been employed by a Participating Company for not less than five calendar days prior to a Grant Date (not including the Grant Date for purposes of such calculation).

(ii) For purposes of this paragraph (h), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(iii) Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering as an Eligible Employee:

(A) any Employee that is a “highly compensated employee” of the Company or any Participating Company (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (1) with compensation above a specified level, (2) who is an officer and/or (3) is subject to the disclosure requirements of Section 16(a) of the Exchange Act, and/or

(B) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a U.S. citizen or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (1) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (2) compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (A), and/or (B) shall be applied in an identical manner under each Offering to all Employees of the Participating Companies in such Offering, in accordance with Treasury Regulation Section 1.423-2(e).

(iv) With respect to the Non-Section 423 Component, all of the foregoing rules shall apply in determining who is an “Eligible Employee,” except (A) the Committee may limit eligibility further within a Participating Company so as to only designate some Employees of a Participating Company as Eligible Employees, and (B) to the extent the foregoing eligibility rules are not consistent with applicable local laws.

(i) “Employee” means an individual who renders services to a Participating Company in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any independent contractor or director of the Company or a Participating Company who does not render services to the Company or a Participating Company in the status of an employee within the meaning of Section 3401(c) of the Code. A Participant shall be deemed to have ceased to be an Employee either upon the Participant ceasing to provide services as an employee or upon the Subsidiary Corporation or Affiliate employing the Participant ceasing to be a Participating Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s attainment or termination of such status. For purposes of an individual’s participation in, or other rights under the Plan, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination.

(j) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(k) “Exercise Date” means, with respect to any Option, the last Trading Day of the Offering Period for which the Option was granted.

(l) “Fair Market Value” of a share of Stock as of a given date means the closing price of a share of Stock on the principal exchange on which the Stock is then trading, including, without limitation, The Nasdaq Stock Market, if any, on such date, or, if shares were not traded on such date, then on the most recent trading day during which a sale occurred.

(m) “Grant Date” means, with respect to any Option, the date upon which the Option is granted, as set forth in Section 3(a) hereof.

(n) “Non-Section 423 Component” means the sub-plans, appendices, rules or procedures, if any, adopted by the Committee as a part of this Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted pursuant to Offerings to non-U.S. Eligible Employees.

(o) “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Sections 3 and 4. Unless otherwise specified by the Committee, each Offering to the Eligible Employees of the Company or a Participating Company shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(p) “Offering Period” means the six-month periods commencing January 1 and July 1 of each Plan Year as specified in Section 3(a) hereof or such other dates which are six months apart as determined by the Committee. Options shall be granted on the Grant Date and exercised on the Exercise Date as provided in Sections 3(a) and 4(a) hereof. The Committee may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding 27 months.

(q) “Option” means an option granted under the Plan to an Eligible Employee to purchase shares of the Company’s Stock.

(r) “Option Price” has the meaning set forth in Section 4(b) hereof.

(s) “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t) “Participant” means an Eligible Employee who has complied with the provisions of Section 3(b) hereof.

(u) “Participating Company” means the Company and such present or future Subsidiary Corporations or Affiliates of the Company as the Board of Directors or the Committee shall from time to time designate; provided, however, that at any given time, a Subsidiary that is a Participating Company in the Section 423 Component will not be a Participating Company in the Non-Section 423 Component. The designation by the Committee of Participating Companies and changes in such designations by the Committee shall not require stockholder approval. Only Subsidiary Corporations may be designated as Participating Companies for purposes of the Section 423 Component.

(v) “Participating Company Group” means, at any point in time, the Company and all other Subsidiary Corporations or Affiliates which are then Participating Companies.

(w) “Payday” means the regular and recurring established day for payment of cash compensation to Employees of the Company or any Participating Company.

(x) “Plan” means the Viasat, Inc. Employee Stock Purchase Plan, including both the Section 423 Component and the Non-Section 423 Component and any other sub-plans or appendices hereto, as amended and restated.

(y) “Plan Year” means the calendar year.

(z) “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements set forth in Section 423(b) of the Code.

(aa) “Stock” means the Company’s common stock, $0.0001 par value.

(bb) “Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(cc) “Termination Date” means the date a Participant ceases to be an Eligible Employee.

(dd) “Trading Day” means a day on which the national stock exchange upon which the Stock is listed is open for trading.

2. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 4,450,000 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the Plan. These 4,450,000 shares include shares that were available but not used under the prior version of this Plan (i.e., the Viasat, Inc. Employee Stock Purchase Plan as amended and restated effective September 7, 2017) as well as 800,000 additional shares that were made available for issuance for the first time as part of this amended and restated Plan. All or any portion of such maximum number of shares may be issued under the Section 423 Component.

3. GRANT OF OPTIONS

(a) General Statement. The Company shall offer Options under the Plan to all Eligible Employees in successive Offering Periods. Each Option shall be granted on the Grant Date of an Offering Period and shall expire on the Exercise Date immediately after the automatic exercise of the Option pursuant to Section 4(a) hereof. The number of shares of Stock subject to each Option shall equal the payroll deductions authorized by each Participant in accordance with subsection (b) hereof for the Offering Period (or, if applicable, the contributions by each Participant in accordance with subsection (d) or (e) hereof), divided by the Option Price, except with respect to fractional shares as provided in Section 4(a); provided, however, that the maximum number of shares subject to any Option shall not exceed 100,000. If by reason of the foregoing limitation any portion of the balance in a Participant’s account under the Plan is not applied to the purchase of Stock on an Exercise Date, the Company shall pay to the Participant such amount in cash in one lump sum within 60 days following such Exercise Date, without any interest thereon, unless otherwise required by local law for Participants in non-U.S. jurisdictions. Further, the Committee may limit the number or value of the shares of Stock made available for purchase in a qualified period (e.g., 12 month period) by Participants in specified countries or working for specified Participating Companies, if necessary to avoid securities law filings, achieve tax objectives or to meet other Company compliance objectives in particular non-U.S. jurisdictions, provided that any such limitation is imposed under the Non-Section 423 Component or, with respect to any Offering under the Section 423 Component, is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code.

(b) Election to Participate; Payroll Deduction Authorization. Except as provided in subsection (d) or (e) hereof, an Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company during the calendar month preceding a Grant Date and no later than five calendar days before such Grant Date (or such shorter or longer period as may be determined by the Committee) a completed and executed written payroll deduction authorization in a form prepared by the Company (the “Authorization”). An Eligible Employee’s Authorization shall give notice of such Eligible Employee’s election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall designate such Participant’s payroll deduction election. The cash compensation payable to a Participant for an Offering Period shall be reduced each Payday through a payroll deduction in an amount equal to the stated withdrawal amount specified in the Authorization payable on such Payday, and such amount shall be credited to the Participant’s account under the Plan. Any Authorization shall remain in effect until the Eligible Employee amends the same pursuant to this subsection, withdraws pursuant to Section 5 or ceases to be an Eligible Employee pursuant to Section 6.

The Committee may adopt rules and procedures for the implementation and administration of payroll deduction elections and the grant and exercise of Options under the Plan, including the following:

(i) whether a Participant’s payroll deduction election may be stated in terms of a dollar amount on each Payday, a percentage of Eligible Compensation on each Payday or in any other manner; provided that, in the absence of any determination by the Committee, a Participant’s payroll deduction election shall be stated in terms of a percentage of such Participant’s Eligible Compensation on each Payday;

(ii) any minimum or maximum dollar or percentage limitations that apply to a Participant’s payroll deduction election; provided that, in the absence of any determination by the Committee, the minimum payroll deduction to be made by a Participant per Payday is $10.00 (if a specific amount is selected) or 1% of Eligible Compensation (if a specific percentage is selected); provided, further, that in the absence of any determination by the Committee, the maximum payroll deduction to be made by a Participant per Payday is 5% of Eligible Compensation;

(iii) determination of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; and

(iv) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

All such actions by the Company with respect to the Section 423 Component shall be consistent with the requirement under Section 423(b)(5) of the Code that all Participants shall have equal rights and privileges within the meaning of such section, except for differences that may be mandated by local law and that are consistent with Section 423(b)(5) of the Code.

(c) $25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Section 423 to accrue at a rate which exceeds the $25,000 limit set forth in Section 423(b)(8) of the Code. If by reason of the foregoing limitation any portion of the balance in a Participant’s account under the Plan is not applied to the purchase of Stock on an Exercise Date, the Company shall pay to the Participant such amount in cash in one lump sum within 60 days following such Exercise Date.

(d) Leaves of Absence. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each Payday equal to the amount of the Participant’s payroll deductions under the Plan for the Payday immediately preceding the first day of such Participant’s leave of absence.

(e) Foreign Employees. Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Committee may provide that an Eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Committee must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

4. EXERCISE OF OPTIONS; OPTION PRICE

(a) General Statement. Each Participant automatically and without any act on such Participant’s part shall be deemed to have exercised such Participant’s Option on the Exercise Date to the extent that the balance then in the Participant’s account under the Plan is sufficient to purchase at the Option Price whole shares of the Stock subject to the Option. Any cash in lieu of fractional shares of Stock remaining after the purchase of whole shares of Stock upon exercise of an Option will be paid to such Participant in cash in one lump sum within 60 days after the Exercise Date. Fractional shares will not be issued.

(b) Option Price Defined. The option price per share of Stock (the “Option Price”) to be paid by a Participant upon the exercise of the Participant’s Option shall be equal to 85% of the lesser of the Fair Market Value of a share of Stock on the Exercise Date or the Fair Market Value of a share of Stock on the Grant Date.

(c) Delivery of Shares. As soon as practicable after the exercise of any Option, the Company will deliver to the Participant or his or her nominee the whole shares of Stock purchased by the Participant from funds credited to the Participant’s account under the Plan. Shares issued pursuant to the Plan may be evidenced in such manner as the Committee may determine and may be issued in certificated form or issued pursuant to book-entry procedures. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time, and/or may establish procedures to permit tracking of dispositions of shares. In the event the Company is required to obtain authority from any commission or agency to issue any such shares, the Company shall seek to obtain such authority. The inability of the Company to obtain authority from any such commission or agency which the Committee in its absolute discretion deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to pay to the Participant the amount of the balance in the Participant’s account in cash in one lump sum.

(d) Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any Exercise Date exceeds the lesser of (i) the number of shares of Stock that were available for sale under the Plan on the Grant Date of the applicable Offering Period or (ii) the number of shares remaining unsold under the Plan (after deduction of all shares for which Options have theretofore been exercised) on such Exercise Date, the Committee shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and any balance of payroll deductions credited to the accounts of Participants which have not been applied to the purchase of shares of Stock shall be paid to such Participants in cash in one lump sum within 60 days after the Exercise Date.

5. WITHDRAWAL FROM THE PLAN

(a) General Statement. Any Participant may withdraw from participation under the Plan at any time except the Company may create an administrative rule that prohibits a Participant from withdrawing during the last ten days of any Offering Period (or such shorter or longer period as may be determined by the Committee). A Participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company (the “Withdrawal Election”) prior to the Exercise Date and within the deadline established by the Company. Upon receipt of a Participant’s Withdrawal Election, the Company shall pay to the Participant the amount of the balance in the Participant’s account under the Plan in cash in one lump sum within 60 days. Upon receipt of a Participant’s Withdrawal Election by the Company, the Participant shall cease to participate in the Plan and the Participant’s Option shall terminate.

(b) Eligibility Following Withdrawal. A Participant who withdraws from the Plan and who is still an Eligible Employee shall be eligible to participate again in the Plan as of any subsequent Grant Date by delivering to the Company an Authorization pursuant to Section 3(b) hereof.

6. TERMINATION OR TRANSFER OF EMPLOYMENT

(a) Termination of Employment Other than by Death. If a Participant ceases to be an Eligible Employee other than due to death, the Participant’s participation in the Plan automatically and without any act on the Participant’s part shall terminate as of the Termination Date. The Company will pay to the Participant the amount of the balance in the Participant’s account under the Plan within 60 days following the Termination Date. Upon a Participant’s termination of employment covered by this Section 6(a), the Participant’s Authorization, interest in the Plan and Option under the Plan shall terminate.

(b) Termination By Death. If a Participant ceases to be a Eligible Employee due to death, the executor of the Participant’s will or the administrator of the Participant’s estate by written notice to the Company may request payment of the balance in the Participant’s account under the Plan, in which event the Company shall make such payment as soon as practicable after receiving such notice; upon receipt of such notice the Participant’s Authorization, in the Plan and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Exercise Date, the Participant’s Option shall be deemed to have been exercised on such Exercise Date and any cash remaining in such Participant’s account thereafter shall be distributed in cash pursuant to Section 5(a) hereof.

(c) Transfer of Employment. A transfer of employment from one Participating Company to another shall not be treated as a termination of employment. If a Participant transfers employment from the Company or any Participating Company participating in the Section 423 Component to a Participating Company participating in the Non-Section 423 Component, he or she shall immediately cease to participate in the Section 423 Component; however, any Contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the Section 423 Component, except for such modifications otherwise applicable for

Participants in such Offering. A Participant who transfers employment from a Participating Company participating in the Non-Section 423 Component to the Company or any Participating Company participating in the Section 423 Component shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Grant Date of the first Offering Period in which he or she is eligible to participate following such transfer. Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

7. RESTRICTION UPON ASSIGNMENT

An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 6(b) hereof, an Option may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s Option or any rights under the Participant’s Option.

8. NO RIGHTS OF STOCKHOLDERS UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

9. CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

Whenever any change is made in the Stock by reason of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of shares, appropriate action shall be taken by the Committee to adjust accordingly the number of shares of Stock subject to the Plan pursuant to Section 2 above, the maximum number of shares of Stock a Participant may purchase during an Offering Period pursuant to Section 3(a) above, and the number and the Option Price of shares of Stock subject to the Options outstanding under the Plan to preserve, but not increase, the rights of Participants hereunder.

10. USE OF FUNDS; NO INTEREST PAID

All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose, except for funds contributed under Offerings in which the local law of a non-U.S. jurisdiction requires that contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. No interest will be paid to any Participant or credited to any Participant’s account under the Plan with respect to such funds, except as may be required by local law in a non-U.S. jurisdiction. If the segregation of funds and/or payment of interest on any Participant’s account is so required, such provisions shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). With respect to any Offering under the Non-Section 423 Component, the payment of interest shall apply as determined by the Committee.

11. AMENDMENT OF THE PLAN

The Board of Directors or the Committee may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval of the Company’s stockholders shall be required to amend the Plan (a) to increase the number of shares of Stock, or change the type of securities, reserved for sale pursuant to Options under the Plan, (b) to decrease the Option Price below a price computed in the manner stated in Section 4(b) hereof, (c) to alter the requirements for eligibility to participate in the Plan or (d) in any manner that would cause the Section 423 Component to no longer constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

In the event the Board of Directors or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board of Directors or the Committee may, to the extent permitted under Section 423 of the Code with respect to Offerings under the Section 423 Component, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(b) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(c) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board of Directors or Committee action; and

(d) reducing the maximum percentage of Eligible Compensation a Participant may elect to contribute; and

(e) reducing the maximum number of shares of Stock a Participant may purchase during any Offering Period.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

12. ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

(a) Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of two or more members of the Board of Directors, each of whom is both a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. Each member of the Committee shall serve for a term commencing on a date specified by the Board of Directors and continuing until the member dies or resigns or is removed from office by the Board of Directors. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. For the avoidance of doubt, the Committee shall also have the exclusive authority to determine which Participating Companies shall participate in the Non-Section 423 Component and which shall participate in the Section 423 Component.

(c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

(d) Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

13. NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or an Affiliate or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation or Affiliate to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

14. MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 50% or more of the Company’s then outstanding voting stock, the liquidation or dissolution of the Company or any other reorganization of the Company, the Exercise Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation, dissolution, or reorganization (or on such other prior date as is determined by the Committee) unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Section 424(a) of the Code.

15. TERM; APPROVAL BY STOCKHOLDERS

This amended and restated Plan shall be effective on the date it is approved by the stockholders of the Company. The amended and restated Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the amended and restated Plan.

The Plan shall terminate upon such date as is determined by the Company in its sole discretion. The Plan shall automatically be suspended on the date on which all shares available for issuance under the Plan shall have been sold pursuant to Options exercised under the Plan pending approval of an increase in the number of shares available for issuance under the Plan. No Option may be granted during any period of suspension of the Plan or after termination of the Plan.

16. EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation (a) to establish any other forms of incentives or compensation for Employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17. CONDITIONS TO ISSUANCE OF SHARES.

The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed;

(b) The completion of any registration or other qualification or exemption of such shares under any federal, state, local or foreign law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal, state, local or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The payment to the Company of all amounts which it or the employer is required to withhold under federal, state, local or foreign law upon grant, exercise of the Option or sale of shares of Stock; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

18. TAX WITHHOLDING

At the time a Participant’s Option is granted or exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign income, social insurance and other payroll tax, payment on account, withholding obligations and employer social contribution liability due from a Participant, if any, of the Participating Company Group which arise upon the grant or exercise of the Option or upon such disposition of shares, respectively. The Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Participating Company by an Employee, or a sale of a portion of the Stock purchased under the Plan, which sale may be required and initiated by the Company.

19. CONFORMITY TO SECURITIES LAWS

Notwithstanding any other provision of this Plan, the participation in this Plan and all elections thereunder shall be subject to, and may be limited by, such rules and restrictions as the Committee may prescribe in order to comply with all applicable federal, state, local and foreign securities or exchange control laws. Without limiting the generality of the foregoing, this Plan and participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

20. NOTIFICATION OF DISPOSITION

Each Participant who is a participant in the Section 423 Component shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made (a) within two years from the Grant Date of the Option or (b) within one year after the transfer of such shares to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

21. NOTICES

Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary at the Company’s principal executive offices and any notice to be given to any Eligible Employee or Participant shall be addressed to such Employee at such Employee’s last physical address as reflected in the Company’s records or to such Employee’s Company-provided e-mail address. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Eligible Employee or a Participant shall, if the Eligible Employee or Participant is then deceased, be given to the Eligible Employee’s or Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice shall have been deemed duly given if personally delivered, sent by e-mail to an Employee as provided above or if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or other applicable governmental postal service in a non-U.S. jurisdiction.

22. HEADINGS

Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

23. EQUAL RIGHTS AND PRIVILEGES

All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges so that the Section 423 Component of the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code, except for differences approved by the Committee pursuant to Section 24 that are consistent with Section 423(b)(5) of the Code. Any provision of the Section 423 Component of the Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board of Directors or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Participants participating in the Non-Section 423 Component need not have the same rights and privileges as Employees participating in the Section 423 Component.

24. RULES FOR FOREIGN JURISDICTIONS

Notwithstanding any provision to the contrary in the Plan, the Committee may adopt such sub-plans or appendices relating to the operation and administration of the Plan as are necessary or appropriate to permit the participation in the Plan by Employees who are foreign nationals or employed in non-U.S. jurisdictions, which sub-plans or appendices may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Committee. The rules of such appendices or sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 2, 11 and 15, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plans or appendices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Eligible Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, determination of beneficiary designation requirements, and handling of stock certificates. The Committee also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an Option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Options granted under the Plan or the same Offering to Employees resident solely in the U.S. To the extent any sub-plan or appendix or other changes approved by the Committee are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the change shall cause the Participating Companies affected thereby to be considered Participating Companies in a separate Offerings under the Non-Section 423 Component instead of the Section 423 Component. The Committee shall not be required to obtain the approval of the stockholders of the Company prior to the adoption, amendment or termination of any such sub-plan, appendix, rules or procedures.

25. SECTION 409A OF THE CODE

The Section 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. The Non-Section 423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

26. TAX-QUALIFICATION

Although the Company may endeavor to (a) qualify an Option for favorable tax treatment under the laws of the United States or non-U.S. jurisdictions or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 25. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

27. REPORTS

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of contributions, the Option Price, the number of shares of Stock purchased and the remaining cash balance, if any.

28. DATES AND TIMES

All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Pacific Time. Business days for purposes of the Plan are U.S. business days.